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EXHIBIT 10(a)—AMENDED AND RESTATED 1987 STOCK OPTION PLAN
AMENDED AND RESTATED
BEMIS COMPANY, INC.
1987 STOCK OPTION PLAN
(As of October 29, 1999)

1. Purpose of Plan.

    The purpose of this Stock Option Plan (the "Plan") is to promote the interest of Bemis Company, Inc., a Missouri corporation (the "Company"), and its shareholders by providing key employees of the Company and its subsidiaries and non-employee directors of the Company with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel and directors of outstanding ability. Options granted under the Plan may be either non-qualified stock options or incentive stock options meeting the requirements of Section 422A of the Internal Revenue Code of 1986 (the "Code").

2. Administration of Plan.

    The Plan shall be administered by a committee of three or more persons (the "Committee") appointed by the Company's Board of Directors (the "Board") from among those members of the Board who are not employees of the Company or any of its subsidiaries, and who are "Non-Employee Directors" within the meaning of Securities Exchange Act of 1934 Rule 16b-3. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of the Plan, the Committee may from time to time adopt such rules for the administration of the Plan as it deems appropriate. The decision of the Committee on any matter affecting the Plan or the rights and obligations arising under the Plan or any option granted thereunder or any related stock appreciation right shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination taken or made in good faith with respect to the Plan or any option granted thereunder.

3. Shares Subject to Plan.

    The shares that may be made subject to options granted under the Plan shall be shares of Common Stock of the Company, and shall not exceed 600,000 shares in the aggregate, except that, if any option lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such option may again be made subject to options granted under the Plan. However, the number of shares that may be made subject to options granted under the Plan shall be reduced by the sum of (i) the number of "1987 Authorized Shares" issued by the Company under the 1984 Bemis Stock Award Plan and (ii) the number of "1987 Authorized Shares" with respect to which target awards are outstanding under said plan. "1987 Authorized Shares" means the additional 600,000 shares authorized for issuance under said plan pursuant to a plan amendment adopted in 1987. Appropriate adjustments in the number of shares and in the option price per share may be made by the Committee in its discretion to give effect to adjustments made in the number of shares of Common Stock of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change. Shares issued upon exercise of options granted under the Plan may be authorized but previously unissued shares or shares held by the Company as treasury shares.

4. Participants.

    Options may be granted under the Plan to any key employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or any subsidiary thereof, and shall be granted to each eligible non-employee director who did not receive Director Options under the Company's 1978 Nonqualified Stock Option Plan. Options granted hereunder to non-employee directors are hereinafter referred to as "Director Options." No option, other than a Director Option, may be granted under the Plan to any person who is then a member of the Committee. Director Options shall be granted in accordance with the following terms and conditions:

A.
(a)  Grant and Eligibility. Director Options for the purchase of 5,000 shares of Common Stock shall be granted to each non-employee director effective upon his or her election to the Board of Directors of the Company. However, no director who received Director Options under the Company's 1978 Nonqualified Stock Option Plan shall be eligible to receive a Director Option under this Plan. Also, no person shall be eligible to receive a Director Option who beneficially owns more than 10,000 shares of the Common Stock of the Company. For the purposes of this Plan, there shall be included in calculating the number of shares considered to be beneficially owned by such person, all shares considered to be "beneficially owned" pursuant to Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, regardless of whether such person has expressly disclaimed such beneficial ownership, together with all shares held by any member of the immediate family of such person, whether or not such member has the same principal residence as such person, any shares held in a trust or similar arrangement in which such person has an interest as beneficiary, and any shares that may be acquired by such person at any time upon the exercise of any option, warrant or right beneficially held by such person. Director Options may be issued only once to a non-employee director and in no event may such options exceed 5,000 shares of Common Stock. The 5,000 share and 10,000 share amounts referred to in this subparagraph as not subject to adjustment under Section 3, but once a Director Option is granted to a director it will be subject to subsequent adjustments under Section 3.

B.
(b)  Option Price. The purchase price of each share of Common Stock subject to a Director Option shall be as set forth in Section 6 of this Plan.

  (c)  Tax Status. Director Options shall be nonqualified stock options for purposes of the Code.

Except as otherwise provided in this Section 4 and in this Plan, Director Options shall be governed by the remaining provisions of the Plan applicable to nonqualified stock options.

5. Granting of Options.

    Subject to the terms and conditions of the Plan, the Committee may, from time to time prior to May 7, 1997, grant to such eligible employees as the Committee may determine options to purchase such shares of Common Stock of the Company on such terms and conditions as the Committee may determine. More than one option may be granted to the same employee. The day on which the Committee approves the granting of an option shall be considered the date on which such option is granted. The Committee shall not grant Director Options.

6. Option Price.

    The purchase price of each share of Common Stock subject to an option, other than a Director Option, shall be fixed by the Committee, but shall not be less than 100% of the fair market value of the share at the time the option is granted and shall not be less than the par value thereof. Unless otherwise determined by the Committee, the fair market value of a share shall be the mean between the high and low prices for a share of the Company's Common Stock on the New York Stock Exchange on the date the option is granted or, if no sale has been made on such exchange on such day, on the last preceding day on which any such sale shall have been made. The purchase price of each share of Common Stock subject to a Director Option shall be 100% of the fair market value thereof, determined in the manner provided by the preceding sentence.

7. Option Period, Date Exercisable.

    Each option granted under the Plan shall expire and all rights to purchase shares thereunder shall cease ten years after the date such option is granted. However, in the case of any option other than a Director Option, the Committee may establish an earlier expiration date. No option shall permit the purchase of any shares thereunder during the first year after the date the option is granted. In the case of any option other than a Director Option, the Committee may in its discretion limit the number of shares purchasable in any year thereafter to the extent it considers appropriate with respect to a particular individual to whom an option is granted. In the case of any incentive stock option, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan and all other incentive stock option plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

8. Transferability and Termination of Options.

    During the lifetime of an employee to whom an option is granted, only such individual may exercise the option, and only while such individual is an employee of the Company or of a parent or subsidiary thereof, and only if such individual has been continuously so employed since the date the option was granted, subject to the following:

      (a)  Options granted to an individual during the one year period ending on the date of his termination of employment will not be exercisable after said termination of employment.

      (b)  If the individual's termination of employment is a retirement, options granted one year or more prior to the termination of employment will be exercisable during the two year period following the termination of employment, subject to any limitations on exercisability imposed by the Committee at the time the option was granted. "Retirement" of an employee means qualification for retirement under the Bemis Retirement Plan as in effect from time to time.

      (c)  If the individual's termination of employment is not a retirement, options which were granted one year or more prior to the termination of employment and which are exercisable immediately prior to the termination of employment will remain exercisable for three months after the termination of employment. All other options shall terminate as of the date employment terminates.

    With respect to a Director Option granted to a non-employee director hereunder, only such individual may exercise the Director Option during his or her lifetime, and only while such individual is a director of the Company, except that such individual may exercise the Director Option within twelve months after ceasing to be a director of the Company.

    With respect to any option granted under this Plan, including a Director Option, no option shall be assignable or transferable by the individual to whom it is granted, except that the Committee in its discretion may provide that an option shall be transferable by will or the laws of descent and distribution. An option if so transferable may be exercised after the death of the individual to whom it is granted, but only if it was exercisable by such individual immediately prior to such individual's death, in which case the option may be exercised only by such individual's legal representatives, heirs or legatees, only within twelve months after the death of such individual and only with respect to the shares purchasable at the time of such individual's death.

    In no event shall any option be exercisable at any time after its expiration date. The foregoing provisions permitting certain former employees or former directors to exercise options after they cease to be employees or directors and authorizing exercise by their legal representatives, heirs, or legatees do not have the effect of extending the term of any option beyond its expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated.

9. Exercise of Options.

    A person entitled to exercise an option may, subject to its terms and conditions of the Plan, exercise it in whole at any time or in part from time to time by delivery to the Company at its principal office in Minneapolis, Minnesota, to the attention of the Secretary, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. Payment of such purchase price shall be made in cash (including check, bank draft or money order); provided, however, that at the discretion of the Committee, the Committee may, in the written agreements provided for in Section 11 hereof, or in amendments to any such agreements, permit the purchase price of any option granted hereunder to be paid (i) by delivery to the Company of unencumbered shares of Common Stock of the Company having a fair market value (based on the closing price for a share of the Company's Common Stock as reported in the Composite Transaction Reporting System on the date of exercise) equal to or less than such purchase price, with the difference, if any, between the fair market value of such shares of Common Stock of the Company and such purchase price being payable in cash; or (ii) by attestation. "Attestation" means delivery to the Company of a written affidavit of ownership of that number of unencumbered shares of Common Stock of the Company having a fair market value equal to, or less than, such purchase price with the difference, if any, between the fair market value of such attested shares of Common Stock and such purchase price being payable in cash. In the event of purchase by attestation, the Company shall issue a certificate for the number of shares purchased less the number of shares so attested and less any shares required to cover tax withholding obligation. Director Options may not be exercised by attestation. No shares shall be issued until full payment therefor has been made, whether by delivery of cash, Common Stock, or by attestation, and the granting of an option to an individual shall give such individual no rights as a shareholder except as to shares issued to such individual.

10. Termination of Employment.

    With respect to any employee who has been granted an option under this Plan, neither the transfer of employment of an individual to whom an option is granted between any combination of the Company and its subsidiaries, nor a leave of absence granted to such an individual and approved by the Committee, shall be deemed a termination of employment for purposes of the Plan. The terms "parent" and "subsidiary" as used in the Plan shall have the meanings ascribed to "parent corporation" and "subsidiary corporation", respectively, in Section 425(e) and (f) of the Code.

11. Option Agreements.

    All options granted under the Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine.

12. Amendment and Discontinuance of Plan.

    The Board may at any time amend, suspend or discontinue the Plan, provided, however, that no amendment by the Board shall, without further approval of the shareholders of the Company, (a) change the class of employees eligible to receive options; (b) except as provided in Paragraph 3 hereof, increase the total number of shares of Common Stock of the Company which may be made subject to options granted under the Plan; (c) change the minimum purchase price; (d) increase the maximum period during which options may be exercised; (e) extend the term of the Plan beyond May 7, 1997; (f) permit the granting of options to employees who are then members of the Committee; 0r (g) change the terms, conditions, or eligibility requirements of Director Options. No amendment to the Plan shall, without the consent of the holder of the option, alter or impair any option previously granted under the Plan.

13. Definition of "Event".

    For purposes of Section 14 and 15 hereof, an "Event" shall be deemed to have occurred if (a) a majority of the directors of the Company shall be persons other than (i) for whose election proxies shall have been solicited by the Board of Directors of the Company or (ii) who are then serving as directors appointed by the Board of Directors to fill vacancies on the Board of Directors caused by death or resignation (but not by removal) or to fill newly-created directorships, or (b) 40% or more of the outstanding voting stock of the Company or all or substantially all of the assets of the Company are acquired or beneficially owned (as defined in Rule 13d-3 under the Securities and Exchange Act of 1934) by any person (other than a subsidiary of the Company) or group of persons, acting in concert, whether by acquisition of assets, merger, consolidation, tender or exchange offer for shares, or otherwise, or (c) the shareholders of the Company approve any plan or agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company.

14. Acceleration of Exercisability.

    Notwithstanding any provision to the contrary contained herein or in any agreement evidencing options granted hereunder, each option outstanding hereunder shall become immediately and fully exercisable upon the occurrence of an Event and shall be exercisable in full for a period of thirty days following the date of occurrence of any Event; provided, however, that any option outstanding hereunder that is an incentive stock option within the meaning of Code Section 422A shall become exercisable pursuant to this Section 14 only if the holder thereof consents in writing to the application of this Section 14 to said incentive stock option.

15. Limited Rights.

    The Committee may, in its discretion, grant Limited Rights to the holder of any option, except Director Options, granted hereunder (the "Related Option") with respect to all or any portion of the shares covered by the Related Option. Each Limited Right shall relate to a specific Related Option and may be granted at any time either concurrently with the grant of the Related Option or at any time the Related Option is outstanding. Limited Rights shall be exercisable only if and to the extent that the Related Option is exercisable and only during the thirty-day periods described in Section 14 hereof. If Limited Rights are exercised, the Related Option shall no longer be exercisable to the extent of the number of shares with respect to which the Limited Rights were exercised. Upon the exercise or termination of a Related Option, Limited Rights granted with respect thereto shall terminate to the extent of the number of shares as to which the Related Option was exercised or terminated. A person entitled to exercise a Limited Right may, subject to its terms and conditions and the terms and conditions of the Plan, exercise it in whole or in part by delivery to the Company at its principal office in Minneapolis Minnesota, or written notice of exercise specifying the number of shares purchasable under the Related Option with respect to which the Limited Right is being exercised. The date the Company receives such notice is the exercise date. Upon exercise of Limited Rights, the holder shall promptly be paid an amount in cash for each share with respect to which the Limited Rights are exercised equal to the amount (if any) by which the option exercise price per share of stock covered by the Related Option is exceeded by the greatest of (i) the highest cash price per share of the Company's Common Stock paid in any tender offer in effect at any time during the sixty-day period prior to the exercise date, (ii) the highest price per share of the Company's Common Stock during such sixty-day period in the public trading market (determined based on the highest price for a share of the Company's Common Stock as reported in the Composite Transaction Reporting System during such period), (iii) the cash value equivalent of a share of Common Stock of the Company, as determined by the multiplication of (a) the exchange ratio of a share of Common Stock of the Company and of any other publicly traded security which shall have been exchanged for shares of Common Stock of the Company pursuant to an exchange offer or merger, (b) the closing sale price on any national securities exchange on which such other publicly traded security shall be listed, or closing bid price quotation on NASDAQ (or comparable quotation system), as the case may be, of such other publicly traded security on the New York Stock Exchange trading day immediately preceding the announcement of such exchange offer or merger, and (iv) the cash value equivalent of a share of Common Stock of the Company, as determined by the multiplication of (a) the exchange ratio of a share of Common Stock of the Company and of any non-publicly traded security which shall have been exchanged for shares of Common Stock of the Company pursuant to an exchange offer or merger by (b) the fair market value of such other security as determined by the Committee on the New York Stock Exchange trading day immediately preceding the announcement of such exchange offer or merger. A Limited Right may not be assigned and shall be transferable only if and to the extent that the Related Option is transferable. The Company may withhold any applicable withholding taxes from any cash payment due upon exercise of a Limited Right. No Limited Right may be granted with respect to a Director Option.

16. Withholding Taxes.

    Delivery of shares of Common Stock of the Company upon exercise of a nonqualified stock option shall be subject to any required withholding taxes. An individual exercising such an option may, as a condition precedent to receiving the shares, be required to pay the Company a cash amount equal to the amount of required withholdings. In lieu of all or any part of such a cash payment, the Committee may permit the individual to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax with respect to income arising from exercise of the options, through a reduction of number of shares delivered to him and/or through a subsequent return to the Company of shares delivered to him upon exercise.

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EXHIBIT 10(a)—AMENDED AND RESTATED 1987 STOCK OPTION PLAN AMENDED AND RESTATED BEMIS COMPANY, INC. 1987 STOCK OPTION PLAN (As of October 29, 1999)